UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERLEUKIN GENETICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

PROXY STATEMENT
APRIL 29, 2010

Dear Stockholder,

We cordially invite you to attend our 2010 annual meeting of stockholders to be held at 10:00 a.m. on Thursday, June 17, 2010 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Interleukin Genetics, Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
/s/ James M. Weaver JAMES M. WEAVER CHAIRMAN OF THE BOARD

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m.
DATE:	June 17, 2010
PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, Massachusetts 02111

PURPOSES:

1.	To elect William C. Mills III as a Class I director for a three-year term expiring at our 2013 annual meeting.

2.	To ratify the appointment of Grant Thornton LLP as our independent public accountant for the fiscal year ending December 31, 2010.

3.	To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Interleukin Genetics, Inc. stock at the close of business on April 23, 2010. A list of stockholders of record will be available at the meeting and during the 10 days prior to the meeting, at the office of the Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Kenneth S. Kornman KENNETH S. KORNMAN SECRETARY

i

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452
(781) 398-0700

PROXY STATEMENT FOR THE INTERLEUKIN GENETICS, INC.
2010 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2010 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting.

On or about May 11, 2010 we are mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2009 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 17, 2010. The proxy statement for our 2010 annual meeting and our 2009 annual report to security holders are available at www.proxyvote.com.

Who Can Vote?

Only stockholders who owned our common stock or Series A Preferred Stock at the close of business on April 23, 2010 are entitled to vote at the annual meeting. On this record date, there were 36,510,627 shares of our common stock and 5,000,000 shares of our Series A Preferred Stock outstanding.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. On the record date, there were a total of 36,510,627 shares of common stock outstanding. Each share of our Series A Preferred Stock is convertible into approximately 5.63 shares of our common stock and is entitled to one vote for each share of common stock into which it is convertible. On the record date there were 5,000,000 shares of Series A Preferred Stock outstanding, entitling the holder of those shares to an aggregate of 28,160,200 votes.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Limited, or you have stock certificates, you may vote:

•	By Internet or by telephone. Follow the instructions on the proxy card to vote by Internet or telephone.

•
By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•
In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of William C. Mills III as a Class I director; and

•	“FOR” the ratification of the appointment of our independent public accountant for our fiscal year ending December 31, 2010.

If any other matter is presented at the annual meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters being presented at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before it is exercised. You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a later date and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);

•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the meeting in person and voting in person.

Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above under “How Do I Vote?,” the bank, broker or other holder of record has the authority to vote your unvoted shares on Proposal 2 even if it does not receive instructions from you, but does not have such discretionary authority on Proposal 1. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

What Vote is Required to Approve the Proposals and How are Votes Counted?

Proposal 1: Elect William C. Mills III as a Class I Director
The nominee for director who receives the most votes (also known as a “plurality” of the votes) will be elected. You may vote either FOR Mr. Mills or WITHHOLD your vote. Votes that are withheld will not be included in the vote tally. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of Appointment of Our Independent Public Accountant
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent public accountants. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent accountants for 2010, our Audit Committee of the Board of Directors will reconsider its selection.

What is the Effect of Not Casting Your Vote?

If you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for Proposal 1 (the election of Mr. Mills as a Class I director). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other holder of record was allowed to vote those shares on your behalf in the election of directors as it felt appropriate. Recent changes in regulations were made to take away the ability of your bank, broker or other record holder to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record how to vote on Proposal 1, no votes will be cast on this proposal on your behalf. Your bank, broker or other holder of record will, however, continue to have discretion to vote any uninstructed shares on Proposal 2 (the ratification of the appointment of our independent public accountant). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We will only let our Inspector of Elections, Computershare Limited, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. We plan to retain Broadridge Financial Services, Inc. to assist in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $10,000 plus expenses. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our stock having voting power constitutes a quorum for this meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on Thursday, June 17, 2010 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. When you arrive at the meeting, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. The rule applies to our annual reports, proxy statements and information statements. We do not engage in this practice, referred to as “householding”, however your broker or other nominee may. Once you receive notice from your broker that communications to your address will be “householded”, the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling them at 1-800-962-4284.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another one of our shareholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•
If your shares of our common stock are registered in your own name, please contact our transfer agent, and inform them of your request by calling them at 1-800-962-4284 or writing them at 250 Royall Street, Canton, MA. 02021.

•
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and Series A Preferred Stock as of April 13, 2010 for (a) the executive officers named in the Summary Compensation Table of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known to us to beneficially own more than five percent of our common stock or Series A Preferred Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares that may be acquired by an individual or group within 60 days following April 13, 2010 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, we believe that the stockholders named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on a total of 36,510,627 shares of our common stock issued and outstanding on April 13, 2010 and 5,000,000 shares of Series A Preferred Stock outstanding on April 13, 2010.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent
Common Stock
	Pyxis Innovations Inc.	36,632,735	(2)	55.29%
	7575 Fulton Street, East Ada, MI 49355
	Stephen Garofalo	3,233,467	(3)	8.86%
	Six Teal Court New City, NY 10956
	Jeffrey K. Peterson	2,374,237	(4)	6.50%
	1707 Waldenmere Street Sarasota, FL 34239
	Lewis H. Bender	549,261	(5)	1.49%
	Kenneth S. Kornman, DDS, Ph.D.	1,507,473	(6)	4.08%
	Eliot M. Lurier	42,156	(7)	*
	James M. Weaver	—	(8)	*
	Glenn S. Armstrong, Ph.D.	—	(9)	*
	George D. Calvert	—	(10)	*
	Mary E. Chowning	37,500	(11)	*
	Thomas R. Curran, Jr.	—	(12)	*
	William C. Mills III	—	(13)	*
	All current executive officers and directors as a Group (9 persons)	2,136,390	(14)	5.73%

Series A Preferred Stock
	Pyxis Innovations Inc.	5,000,000		100%

*	Represents less than 1% of the issued and outstanding shares.

(1)	Unless otherwise indicated, the address for each person is our address at 135 Beaver Street, Waltham, MA 02452.

(2)
Based solely on a Schedule 13D/A filed on February 3, 2010 with the SEC by Pyxis Innovations Inc. and affiliated entities. Consists of (i) 6,884,056 shares of common stock, (ii) 28,160,200 shares of common stock issuable upon conversion of 5,000,000 shares of our Series A Preferred Stock and (iii) 1,588,479 shares of common stock issuable upon conversion of outstanding convertible notes.

(3)
Based solely on a Schedule 13G/A filed on January 17, 2007 with the SEC by Mr. Garofalo, which reported ownership as of December 31, 2006. Consists of (i) 2,368,500 of shares owned directly by Mr. Garofalo; (ii) 50,000 shares owned by Mr. Garofalo’s spouse; and (iii) 814,967 shares owned by First Global Technology Corp. (“First Global”). Mr. Garofalo is the controlling stockholder of First Global. Mr. Garofalo has sole voting and investment power with respect to the shares owned directly by him and shared voting and investment power with respect to the shares owned by his spouse and First Global.

(4)	Based solely on a Schedule 13G/A Amendment filed on January 16, 2008 with the SEC by Mr. Peterson, which reported ownership as of December 31, 2007.

(5)	Includes 300,000 shares of common stock issuable upon exercise of options held by Mr. Bender within 60 days following April 13, 2010.

(6)
Includes 898,723 shares of common stock held by a limited partnership of which Dr. Kornman is a general partner. As such, Dr. Kornman may be deemed the beneficial owner of these shares. Dr. Kornman disclaims beneficial ownership of these shares. Includes 475,000 shares of common stock issuable upon exercise of options held by Dr. Kornman within 60 days following April 13, 2010.

(7)	Includes 14,000 shares of common stock issuable upon exercise of options held by Mr. Lurier within 60 days following April 13, 2010.

(8)
Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Mr. Weaver does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(9)
Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Dr. Armstrong does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(10)
Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Dr. Calvert does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(11)
Includes 7,500 shares of common stock issuable upon exercise of options held by Ms. Chowning within 60 days following April 13, 2010. Includes 10,000 shares of restricted common stock granted to Ms. Chowning on March 17, 2010, which vests in four equal annual installments beginning on March 17, 2011.

(12)
Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Mr. Curran does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(13)
Mr. Mills was elected to our Board of Directors on April 29, 2010.  Upon his election, Mr. Mills was granted an option to purchase 15,000 shares of our common stock, which option vests in four equal annual installments on each of the first four anniversaries of the date of grant.

(14)	See footnotes 5 through 13 above.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors and Management

We are managed under the direction of our Board of Directors. Our Board of Directors currently consists of seven directors. Pursuant to our charter, the holders of shares of our Series A Preferred Stock are entitled to elect up to four directors to our Board of Directors (the “Series A Directors”), who are not apportioned among classes. Each of the Series A Directors is nominated and elected by Pyxis Innovations Inc., as the sole holder of shares of our Series A Preferred Stock. James M. Weaver, Glenn S. Armstrong, George D. Calvert, and Thomas R. Curran are our current Series A Directors. Our Board of Directors currently includes three directors who are not Series A Directors and who are classified into three classes as follows: (1) William C. Mills III, serves as a Class I director with a term ending at this annual meeting, (2) Lewis H. Bender serves as a Class II director with a term ending at the 2011 annual meeting, and (3) Mary E. Chowning serves as a Class III director with a term ending at the 2012 annual meeting.

On April 29, 2010, immediately following the resignation of Kenneth S. Kornman, DDS, Ph.D. from the Board, our Board of Directors, upon the recommendation of the Nominating Committee, elected William C. Mills III as a Class I director to fill the vacancy created by Dr. Kornman’s resignation.  Mr. Mills was also appointed by the Board to our Audit Committee and as the Chair of our Compensation Committee.  Dr. Kornman continues to serve as our President and Chief Scientific Officer.  On April 29, 2010, our Board of Directors, upon the recommendation of the Nominating Committee, also voted to nominate Mr. Mills for election at the annual meeting for a term of three years to serve until the 2013 annual meeting of stockholders, and until his successor has been elected and qualified.

Set forth below are the names of our director nominee as well as our directors whose terms do not expire this year and our executive officers, their ages, their position in the company, their principal occupations or employment for at least the past five years, the length of their tenure as directors and, for our directors, the names of other public companies in which they hold or heave held directorships during the past five years.

Name	Age	Position with the Company
Lewis H. Bender	51	Director, Chief Executive Officer
Kenneth S. Kornman, DDS, Ph.D.	62	President, Chief Scientific Officer
Eliot M. Lurier	52	Chief Financial Officer & Treasurer
James M. Weaver	46	Director and Chairman of the Board
Glenn S. Armstrong, Ph.D.(2)(3)	59	Director
George D. Calvert, Ph.D.(2)	46	Director
Mary E. Chowning(1)(2)	48	Director
Thomas R. Curran Jr.(1)(3)	51	Director
William C Mills III(1)(3)	54	Director

(1)              Member of our Audit Committee
(2)              Member of our Nominating Committee
(3)              Member of our Compensation Committee

LEWIS H. BENDER has been our Chief Executive Officer since January 2008, and became a Director in July 2008. Prior to joining us and since 1993, he worked in various capacities at Emisphere Technologies, Inc., a biopharmaceutical company that develops oral forms of injectable drugs. Those positions included Chief Technology Officer from May 2007 to January 2008, President and Interim Chief Executive Officer from January 2007 to May 2007, Member of the Office of the President from 2002 to January 2008, Senior Vice President of Business Development from 1997 to 2007, Vice President of Business Development from 1995 to 1997 and Director of Business Development from 1993 to 1995. Prior to joining Emisphere Technologies, Inc., he worked as a Production Planning Specialist at F. Hoffmann La-Roche AG, a Product Manager at Métaux Précieux SA Metalor and in various managerial capacities at Handy and Harman. Mr. Bender earned an MBA from the University of Pennsylvania’s Wharton School of Business, an MA in International Studies from the University of Pennsylvania’s School of Arts and Sciences and an MS and a BS in Chemical Engineering from Massachusetts Institute of Technology. Our board of directors has concluded that Mr. Bender should serve as a director as of the date of this proxy statement because of his prior executive management experience and his knowledge of business development within the biotechnology industry. Mr. Bender has not served on any other public company boards in the past 5 years.

KENNETH S. KORNMAN, DDS, Ph.D. is our co-founder, President and Chief Scientific Officer. He was a member of our Board of Directors from August 2006 through April 2010. Prior to founding the Company in 1986, Dr. Kornman was a Department Chairman and Professor at The University of Texas Health Center at San Antonio. He has also been a consultant and scientific researcher for many major oral care and pharmaceutical companies. Dr. Kornman currently holds an academic appointment at Harvard University. He holds multiple patents in the pharmaceutical area, has published three books and more than 100 scientific papers and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman also holds an MS (Periodontics) and Ph.D. (Microbiology-Immunology) from the University of Michigan.

ELIOT M. LURIER has been our Chief Financial Officer since April 2008. He became Treasurer in July 2008. Prior to joining the Company and since April 2005, Mr. Lurier was Vice President, Finance and Administration and Chief Financial Officer of Nucryst Pharmaceuticals, where he assisted in its initial public offering and was responsible for the company’s reporting to the Securities and Exchange Commission and the implementation of Sarbanes-Oxley requirements. From April 2004 to March 2005, Mr. Lurier served as Chief Financial Officer and Chief Operating Officer for Bridge Pharmaceuticals, Inc., where he established financial policies for managing business operations. From 1983 to 2004, Mr. Lurier held a number of senior-level financial positions, including Chief Financial Officer of Admetric Biochem, Inc., and Chief Financial Officer, Treasurer and Vice President of Finance of Ascent Pediatrics, Inc. From 1981 to 1983, Mr. Lurier was an auditor at Coopers and Lybrand in Boston, MA. He earned a B.S. in Accounting from Syracuse University in 1980 and is a Certified Public Accounting in Massachusetts.

JAMES M. WEAVER joined the Board of Directors in July 2007 and was appointed Chairman of the Board in September 2007. He is Vice President of Alticor Corporate Enterprises, a member of the Alticor Inc. family of companies, which is engaged in the principal business of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide. In this role, Mr. Weaver is responsible for managing the current portfolio of Alticor’s companies and directs its acquisition and growth. Prior to joining Alticor, Mr. Weaver worked for X-Rite Inc. where he held various leadership positions, including Senior Vice President and General Manager, Vice President of marketing and software development, Vice President of marketing and product development, as well as lead executive on several acquisitions. Mr. Weaver also founded and held the position of President and Chief Executive Officer of Bold Furniture Inc, and has held various leadership positions at Steelcase Inc. and Bissell Inc. Mr. Weaver received a Bachelor’s degree in general studies from the University of Michigan in Ann Arbor and serves on several non-profit and private company boards. Our board of directors has concluded that Mr. Weaver should serve as a director as of the date of this proxy statement because of his prior senior management experience and judgment and his extensive sales and marketing experience in the consumer product industry. Mr. Weaver has not served on any other public company boards in the past 5 years.

GLENN S. ARMSTRONG, Ph.D. joined the Board of Directors in July 2008. Dr. Armstrong is Vice President of Corporate/Business Innovations for Alticor Inc. and leads Alticor’s Growth Through Innovation initiative. He joined Alticor in July 2007 from the Wm. Wrigley Jr. Company, where he was senior director and lead scientist of the company’s New Ventures Group & Mergers and Acquisitions. Dr. Armstrong is the former founder and president of Armstrong Sargent Group, Inc., a marketing, research and development, and technology assessment consulting firm. He also held marketing, innovation and product development, and science research positions with Whirlpool Corp., Quaker Oats Company, and General Mills, Inc. Dr. Armstrong earned a Bachelor of Science degree in botany from Eastern Illinois University in Charleston, Ill. He received a Master of Science degree in food science, and a Ph.D. in food science from Purdue University in West Lafayette, Ind. He also studied with a research team as a research chemist at Massachusetts Institute of Technology. Our board of directors has concluded that Dr. Armstrong should serve as a director as of the date of this proxy statement because of his prior executive marketing, technology and research development experience and his knowledge of business development within various technical industries. Dr. Armstrong has not served on any other public company boards in the past 5 years.

GEORGE D. CALVERT, Ph.D. joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis Innovations Inc. in March 2003. In March 2009, Dr. Calvert, was appointed Vice President, Supply Chain and Research & Development for Amway. In his current role, Dr. Calvert is responsible for global manufacturing, sourcing, logistics, facilities and all technical functions for Amway. Previously, he held the positions of Vice President, Research & Development/Quality Assurance, Director of Quality Assurance/Analytical Services and Senior Manager Home Tech Research & Development at Amway. Dr. Calvert earned a Ph.D. in Analytical Chemistry from the University of South Carolina and a Bachelor of Science degree in Chemistry from the College of William and Mary. Our board of directors has concluded that Dr. Calvert should serve as a director as of the date of this proxy statement because of his prior management experience and his knowledge of manufacturing and research and development within various global industries. Dr. Calvert has not served on any other public company boards in the past 5 years.

MARY E. CHOWNING joined the Board of Directors in July 2008. Ms. Chowning has served as President of the McCue Corporation since January 2010. From May 2008 to December 2009 Ms. Chowning was the managing partner of Colonnade Consulting LLC. Ms. Chowning served as Vice President, Chief Financial Officer and Secretary of X-Rite Inc., from July 2003 to July 2006. Ms. Chowning served as an Executive Vice President, Chief Financial Officer and Secretary of X-Rite Inc., from July 2006 to March 2008 and also served as its Principal Accounting Officer from July 2003 to March 2008. Ms. Chowning retired from X-Rite Inc. in April 2008. Prior to X-Rite, she co-founded the Wind River group of companies and served as its Managing Member, as well as its Chief Financial Officer for four years. Ms. Chowning began her career with Arthur Andersen LLP and spent 14 years in Public Accounting where she served in various positions of increasing responsibility with public and private clients in manufacturing, consumer products, technology and various service industries. She was made a Partner in the firm in 1996. Ms. Chowning is a graduate of the University of California where she holds a Bachelor of Arts in Economics. She is a Certified Public Accountant in California and a member of the American Institute of Certified Public Accountants. Our board of directors has concluded that Ms. Chowning should serve as a director as of the date of this proxy statement because of her prior executive management experience, judgment, public company experience and financial expertise. Ms.Chowning has not served on any other public company boards in the past 5 years.

THOMAS R. CURRAN, JR. joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis Innovations Inc. in March 2003. In addition to his role as director, he served as our Interim Chief Executive Officer from July 2007 through January 2008. Mr. Curran is employed as the Director of Portfolio Management for Alticor Corporate Enterprises and Vice President of Business Development for Metagenics Inc. Mr. Curran served as Associate General Counsel/Corporate Development and Commercial Transactions of Alticor Inc., a company engaged in the principal business, through its affiliates, of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide. Concurrently, Mr. Curran also held the position of Chief Legal Officer for Access Business Group LLC, a manufacturing and distribution company and wholly owned subsidiary of Alticor Inc. Prior to joining Alticor, Mr. Curran was a partner in the law firm of Howard & Howard in Bloomfield Hills, Michigan. From 1982 to 1991, Mr. Curran worked for the Polaroid Corporation in various domestic and international financial and managerial positions. Mr. Curran holds a Bachelor of Arts from Providence College, a Master of International Management from the Thunderbird School of Global Management and a Juris Doctorate from Suffolk University Law School. Our board of directors has concluded that Mr. Curran should serve as a director as of the date of this proxy statement because of his judgment, knowledge of the company’s products and technology and extensive legal experience. Mr. Curran has not served on any other public company boards in the past 5 years.

WILLIAM C. MILLS III joined the Board of Directors in April 2010. He is currently an independent venture capitalist with over 29 years of experience in venture capital. From 2004 until 2009, Mr. Mills was a managing member of a management company conceived by EGS Healthcare Capital Partners to manage EGS Private Healthcare Partnership III. Earlier, Mr. Mills was a Partner in the Boston office of Advent International, a private equity and venture capital firm, for five years. At Advent, he was co-responsible for healthcare venture capital investments and focused on investments in the medical technology and biopharmaceutical sectors. Before joining Advent, Mr. Mills spent more than 11 years with the Venture Capital Fund of New England where he was a General Partner. Prior to that, he spent seven years at PaineWebber Ventures/Ampersand Ventures as Managing General Partner. Currently, he is a member of the Board of Managers of Ascension Health Ventures. Mr. Mills received his A.B. in Chemistry, cum laude, from Princeton University, his S.M. in Chemistry from the Massachusetts Institute of Technology and his M.S. in Management from MIT’s Sloan School of Management. Our board of directors has concluded that Mr. Mills has significant experience serving on the boards of growing companies in the medical technology and biotechnology fields. This experience, coupled with his scientific and technical expertise, provides valuable knowledge regarding the Company’s intellectual property, regulatory, and compliance activities. Mr. Mills currently serves on the Board of Directors of Stereotaxis, Inc., a publicly traded medical device company.  Mr. Mills has not served on any other public company boards in the past 5 years.

Director Independence

Our Board of Directors has determined that the following members qualify as independent directors under the definition promulgated by the NYSE Amex: Glenn S. Armstrong, Ph.D., George D. Calvert, Ph.D., Mary E. Chowning, Thomas R. Curran, Jr., William C. Mills III and James M. Weaver.

Committees of the Board of Directors and Meetings

Committees.  Our Board of Directors has established three standing committees, Audit, Compensation and Nominating, each as described below.

Meeting Attendance.  During the fiscal year ended December 31, 2009, the Board of Directors met eight times. Each of our Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which they are a member. The Board of Directors has adopted a policy under which each member is encouraged to make every reasonable effort to attend each annual meeting of our stockholders. Four of the directors attended our 2009 annual meeting of stockholders.

Audit Committee and Financial Experts

Prior to April 29, 2010, the members of our Audit Committee were Mary E. Chowning (Chair), James M. Weaver, and Thomas R. Curran, Jr. On April 29, 2010, William C. Mills III was appointed to the Audit Committee to replace Mr. Weaver.  Our Audit Committee met four times during the fiscal year ended December 31, 2009. Our Audit Committee is responsible for retaining and overseeing our independent accountants, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and the NYSE Amex, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Ms. Chowning is an “audit committee financial expert” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Compensation Committee

Prior to April 29, 2010, the members of our Compensation Committee were George D. Calvert (Chair), Glenn S. Armstrong, Ph.D., and Thomas R. Curran, Jr. On April 29, 2010, William C. Mills III was appointed as Chair of  the Compensation Committee to replace Mr. Calvert.  Our Compensation Committee met three times during the fiscal year ended December 31, 2009. Our Compensation Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants and stock awards under our stock plans. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definitions promulgated by the NYSE Amex. A copy of the Compensation Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Nominating Committee

Our Nominating Committee currently consists of Glenn S. Armstrong, Ph.D. (Chair), George D. Calvert, and Mary E. Chowning. Our Nominating Committee met one time during the fiscal year ended December 31, 2009. All members of the Nominating Committee qualify as independent under the definition promulgated by the NYSE Amex. This committee’s role is to make recommendations to the Board of Directors as to the size and composition of the Board of Directors and to make recommendations as to the particular nominees. The Nominating Committee may consider candidates recommended by stockholders, as well as from other sources, such as other directors, or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. The Nominating Committee also considers issues of diversity among its members in identifying and considering nominees and strives, if appropriate, to achieve a diverse balance of backgrounds, perspectives and experience. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2011 Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. A copy of the Nominating Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors currently consists of seven directors, each of whom, other than Mr. Bender, is independent under NYSE Amex’s independence standards. Mr. Bender has served as our CEO since January 2008 and as a member of our Board since July 2008. The Chairman of our Board of Directors is currently Mr. Weaver. The Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board, and having an independent director serve as Chairman of the Board, is in the best interest of shareholders at this time in recognition of the differences between the two roles. Under this structure, the Chief Executive Officer is responsible for setting the strategic direction for the company and for providing the day-to-day leadership over our operations, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. In addition, the Chairman approves Board meeting agendas and schedules and generally approves information sent to the Board. This structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, our independent directors meet in executive sessions after every scheduled Board meeting.

Generally, management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board of Directors in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board of Directors assist it in fulfilling that responsibility. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with certain legal and regulatory requirements and the Compensation Committee assists the board in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns regarding Interleukin should contact Investor Relations at (781) 398-0700. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Corporate Opportunity Agreement

We have agreed to certain terms for allocating opportunities as permitted under Section 122(17) of the Delaware General Corporation Law. This agreement, as set forth in the Series A Preferred Stock Purchase Agreement dated March 5, 2003, regulates and defines the conduct of certain of our affairs as they may involve Pyxis Innovations Inc. as our majority stockholder and its affiliates, and the powers, rights, duties and liabilities of us and our officers and directors in connection with corporate opportunities.

Except under certain circumstances, Pyxis and its affiliates have the right to engage in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as we do. If Pyxis, or one of our directors appointed by Pyxis and its affiliates acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both Pyxis and its affiliates and us, to the fullest extent permitted by law, Pyxis and its affiliates will not have a duty to inform us about the corporate opportunity or be liable to us or to you for breach of any fiduciary duty as a stockholder of ours for not informing us of the corporate opportunity, keeping it for its own account, or referring it to another person.

Additionally, except under limited circumstances, if an officer or employee of Pyxis who is also one of our directors is offered a corporate opportunity, such opportunity shall not belong to us. In addition, we agreed that such director will have satisfied his duties to us and not be liable to us or to you in connection with such opportunity.

The terms of this agreement will terminate on the date that no person who is a director, officer or employee of ours is also a director, officer, or employee of Pyxis.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation awarded or paid to, accrued or earned during the fiscal years ended December 31, 2009 and 2008 by our Chief Executive Officer and our next two most highly compensated executive officers who were employed by us as of December 31, 2009. We refer to these individuals as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(1)(5)	Option Awards ($)(1)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Lewis H. Bender	2009	$340,000	$—	$—	$—	$—	$—	$6,300	$346,300
Chief Executive Officer(2)	2008	$319,077	$137,850	$—	$392,312	$—	$—	$43,732	$892,971

Kenneth S. Kornman	2009	$354,923	$—	$3,500	$—	$—	$—	$4,548	$362,971
President and Chief Scientific Officer	2008	$338,692	$—	$18,625	$52,553	$—	$—	$9,643	$419,513

Eliot M. Lurier	2009	$222,709	$—	$—	$6,109	$—	$—	$1,500	$230,318
Chief Financial Officer(3)	2008	$144,389	$58,695	$—	$44,290	$—	$—	$—	$247,374

(1)
See Note 12 to our Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009 for details as to the assumptions used to determine the fair value of the stock awards and option grants.

(2)	Mr. Bender joined the Company on January 22, 2008 as Chief Executive Officer.

(3)	Mr. Lurier joined the Company on April 30, 2008 as Chief Financial Officer.

(4)
The 2008 bonus amount for Mr. Bender consists of: (i) a signing bonus of $35,000 when he joined the company in January 2008 and (ii) a performance bonus of $102,850 of which $73,150 was paid in cash and $29,700 was paid in 110,000 shares of the Company’s common stock valued at the closing price of $.27 on March 13, 2009 quoted on the NYSE Amex which was paid in 2009 for services in 2008. The 2008 bonus amount for Mr. Lurier consists of: (i) a signing bonus of $15,000 when he joined the company in April 2008 and (ii) a performance bonus of $43,695 of which $39,240 was paid in cash and $4,455 was paid in 16,500 shares of the Company’s common stock valued at the closing price of $.27 on March 13, 2009 quoted on the NYSE Amex which was paid in 2009 for services in 2008.

(5)
Amounts represent the grant date fair value of stock awards and option grants. The 2008 option award amount for Mr. Bender consists of the grant date fair value of an option for 500,000 shares granted upon his joining the company in January 2008. The 2009 stock award amount for Dr. Kornman consists of the grant date fair value of 12,500 shares of our common stock valued at the closing price of $0.28 on March 31, 2009 as quoted on the NYSE Amex. This stock award was vested in full upon grant. The 2008 stock award amount for Dr. Kornman consists of the grant date fair value of 12,500 shares of our common stock valued at the closing price of $1.49 on April 30, 2008 as quoted on the NYSE Amex. This stock award vested in full on March 31, 2009. The 2008 option award amount for Dr. Kornman consists of the grant date fair value of an option for 75,000 shares granted upon the signing of a new employment agreement in November 2008. The 2009 option award amount for Mr. Lurier consists of the grant date fair value of an option for 30,000 shares granted in March 2009. The 2008 option award amount for Mr. Lurier consists of the grant date fair value of an option for 40,000 shares granted upon his joining the company in April 2008.

(6)
Mr. Bender received a $1,500 401K company contribution in 2008 and 2009, respectively, and a reimbursement for living expenses amounting to $42,232 and $4,800 in 2008 and 2009, respectively. Dr. Kornman received reimbursement of $2,720 for life insurance in each of 2008 and 2009, and a car allowance of $6,923 and $1,828 in 2008 and 2009, respectively. Mr. Lurier received a $1,500 401K company contribution in 2009.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers in 2009 summarized in our Summary Compensation Table above is generally determined in accordance with employment agreements that we have entered into with each of our named executive officers. The material terms of these agreements are discussed under the caption “Employment Agreements” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows stock option awards outstanding (vested and unvested) and unvested stock awards outstanding as of December 31, 2009, including both awards subject to performance conditions and non-performance-based awards, for each of the executive officers in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lewis H. Bender	200,000	300,000	—	$1.06	1/22/2018	—	—	—	—

Kenneth S. Kornman	150,000	—	—	$1.22	4/4/2011	—	—	—	—
	30,000	—	—	$0.91	3/17/2012	—	—	—	—
	30,000	—	—	$1.65	3/23/2013	—	—	—	—
	30,000	—	—	$4.70	12/11/2013	—	—	—	—
	150,000	—	—	$4.70	12/11/2013	—	—	—	—
	30,000	—	—	$3.65	12/14/2014	—	—	—	—
	—	25,000	—	$1.40	4/2/2018	—	—	—	—
	30,000	45,000	—	$0.48	11/12/2018	—	—	—	—

Eliot M. Lurier	8,000	32,000	—	$1.49	4/30/2018	—	—	—	—
	—	30,000	—	$0.27	3/13/2019	—	—	—	—

(1)
The market value of the stock awards is determined by multiplying the number of shares times $0.86, the closing price of our common stock on the NYSE Amex, LLC on December 31, 2009, the last trading day of our fiscal year.

Employment Agreements

Lewis H. Bender

Effective as of January 22, 2008, we entered into a two-year employment agreement with Lewis H. Bender for the position of Chief Executive Officer that provided for automatic annual renewal terms. The agreement also provided that Mr. Bender would serve as a member of our Board of Directors for as long as he served as our Chief Executive Officer. The agreement provided for a minimum annual base salary of $340,000, a sign-on bonus of up to $35,000 payable over the first six months of employment and annual, discretionary bonuses of up to 50% of his base salary based upon our financial performance. In addition, the agreement provided for the reimbursement of Mr. Bender’s relocation and living expenses for the first twelve months of employment. Upon hire, Mr. Bender was also granted an option to purchase 500,000 shares of our common stock at an exercise price equal to $1.06, the closing price as reported on the NYSE Amex on the effective date of the agreement, which option vests in equal annual installments on the option grant date and February 1 of each of the years 2009, 2011, 2012, and 2013.

On January 21, 2010, we entered into a one-year employment agreement with Mr. Bender to continue as our Chief Executive Officer. The agreement replaced and superseded the employment agreement entered into on January 22, 2008. The agreement has an initial term of one year and is automatically renewable for successive one year periods unless at least 90 days prior notice is given by either us or Mr. Bender. The agreement also provides that Mr. Bender will serve as a member of our Board of Directors for as long as he serves as our Chief Executive Officer, subject to any required approval of our shareholders.

The agreement provides the continuation of Mr. Bender’s annual base salary of $340,000 and an annual discretionary bonus of up to 50% of base salary based upon our financial performance. Under the terms of the agreement, Mr. Bender was granted an option to purchase 100,000 shares of our common stock at an exercise price equal to $0.89 per share, the closing price as reported on the NYSE Amex, LLC on the effective date of the agreement, exercisable immediately upon grant.

The agreement is terminable by us for cause or upon thirty days prior written notice without cause and by Mr. Bender upon thirty days prior written notice for “good reason” (as defined in the agreement) or upon ninety days prior written notice without good reason. If we terminate Mr. Bender without cause or Mr. Bender terminates his employment for good reason, then we are required to pay Mr. Bender, in addition to any accrued, but unpaid compensation prior to the termination, an amount equal to eighteen months of his base salary. If we terminates Mr. Bender without cause or Mr. Bender terminates his employment with good reason within six months after a “change of control” (as defined in the agreement), then we are required to pay Mr. Bender, in addition to any accrued, but unpaid compensation prior to the termination, an amount equal to twenty-four months of his base salary, and all unvested stock options will automatically vest.

The agreement also includes non-compete and non-solicitation provisions for a period of twelve months following the termination of Mr. Bender’s employment.

Kenneth S. Kornman, DDS, Ph.D.

On November 12, 2008, we entered into an employment agreement with Dr. Kornman, our President and Chief Scientific Officer, for a three-year term, commencing on March 31, 2009, the date his previous employment agreement expired. Under the new agreement, Dr. Kornman received an initial annual salary of $360,000 and is eligible to receive annual bonuses solely at the discretion of the Board of Directors. Dr. Kornman’s annual salary may be increased in the sole discretion of the Board of Directors. Under the agreement, on November 12, 2008 Dr. Kornman received a stock option to purchase 75,000 shares of common stock, at an exercise price of $0.48 per share, which was the closing price as reported on the NYSE Amex on the grant date. The option was immediately exercisable with respect to 30,000 shares and vests with respect to an additional 15,000 shares on each of March 31, 2010, 2011, and 2012. Under the agreement, Dr. Kornman is entitled to participate in employee benefit plans that we provide or may establish for the benefit of our executive management generally. In addition, while Dr. Kornman remains employed by us, we will reimburse him $3,296 annually for payment of life insurance premiums.

The agreement is terminable immediately by us with cause or upon thirty days prior written notice without cause. The agreement is terminable by Dr. Kornman upon thirty days prior written notice. If we terminate Dr. Kornman without cause or Dr. Kornman terminates his employment with good reason, then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) twelve months. If we terminate Dr. Kornman in connection with a Cessation of our Business (as defined in the agreement), then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) three months.

The agreement also includes non-compete and non-solicitation provisions for a period of twelve months following the termination of Dr. Kornman’s employment.

Eliot M. Lurier

On April 30, 2008, we entered into a one-year employment agreement with Eliot M. Lurier for the position of Chief Financial Officer. The agreement has an initial term of one year and is automatically renewable for successive one year periods unless at least 60 days prior notice is given by either us or Mr. Lurier. The agreement provides for an initial annual base salary of $217,000 which may be increased in the sole discretion of the Compensation Committee of our Board. Mr. Lurier is entitled to annual discretionary bonuses of up to 30% of his base salary in effect during the year for which the bonus relates. Bonuses will be determined by the Compensation Committee of the Board of Directors upon the suggestion of the Chief Executive Officer and will be based upon the employee’s performance and the overall performance of the Company for the year. Mr. Lurier also received a signing bonus of $15,000 after his first four months of employment. On April 30, 2008, Mr. Lurier was granted an option to purchase 40,000 shares of our common stock at an exercise price equal to $1.49, which was the closing price as reported on the NYSE Amex on the grant date. The option vests in equal annual installments of 8,000 shares on each of the first five anniversaries of the grant date.

The agreement is terminable immediately by us with cause or upon thirty days prior written notice if without cause.  The agreement is terminable by Mr. Lurier upon thirty days prior written notice. If we terminate Mr. Lurier without cause and at any time following the three-month anniversary of April 30, 2008, then we will pay Mr. Lurier, in addition to any accrued, but unpaid, compensation prior to the termination, an amount equal to six months of his base salary in effect at the time of the termination and six months of continued healthcare coverage, to the same extent that we provided healthcare coverage during his employment, if Mr. Lurier elects to continue participation in our health plan.

The agreement also includes non-compete and non-solicitation provisions for a period of six months following the termination of Mr. Lurier’s employment.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2009 to each of our non-executive directors.

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Mary E. Chowning	2009	$33,500	-0-	-0-	$33,500

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Prior to April 29, 2010, Mary E. Chowning was our only director that is a non-employee director and is also not a Series A director. In July 2008, when our board elected Ms. Chowning as a director, we agreed to pay Ms. Chowning the following compensation:

•	for service as a director, an annual retainer of $14,000 and $1,500 for each board meeting attended in person, by teleconference or by video;

•	for service as the chair of our audit committee, an annual retainer of $7,500 and $1,500 for each audit committee meeting attended in person, by teleconference or by video; and

•
for joining us as a director, a grant of 15,000 options to purchase our common stock at an exercise price equal to the closing price of our common stock on the grant date, which vests in equal annual installments on each of the four anniversaries of the grant date.

On April 29, 2010, our Board of Directors elected William C. Mills III as a director and appointed him to our Audit Committee and as the Chair of our Compensation Committee.  Mr. Mills joins Ms. Chowning as a non-employee director who is also not a Series A director.  In connection with the election of Mr. Mills, the Board adopted the following new policy for compensation of non-employee directors who are also not a Series A director:

•	for service as a director, an annual retainer of $20,000;

•	for service as the chair of a committee, an annual retainer of $7,500;

•	for service as a non-chair member of a committee, an annual retainer of $5,000;

•	for each Board or committee meeting attended in person, by teleconference or by video, $1,500; and

•
upon initial election or appointment to the Board, a grant of an option to purchase 15,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the date of grant, with such option to vest in four equal annual installments on each of the first four anniversaries of the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,578,917	$2.07	1,372,178
Equity compensation plans not approved by security holders	—	—	—
Total	1,578,917	$2.07	1,372,178

(1)	These plans consist of our 2000 Employee Stock Compensation Plan and our 2004 Employee, Director and Consultant Stock Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE Amex, on which the company’s shares are listed, has furnished the following report.

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.ilgenetics.com. The committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton LLP, our independent public accountants. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2009, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management and Grant Thornton LLP, our independent public accountants;

•
Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•
Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee, and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:
Mary E. Chowning (Chair)
Thomas R. Curran, Jr.
James M. Weaver

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CODE OF CONDUCT AND ETHICS

We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial officer. The text of the corporate code of conduct and ethics is publicly available on our website at www.ilgenetics.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NYSE Amex.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers; our directors; the beneficial owners of more than 5% of our securities; the immediate family members of any of the foregoing persons; and any other persons whom the Board determines may be considered related persons, any such person being referred to as a “related person.”

The following is a description of arrangements that we have entered into with related persons since January 1, 2008. We believe that the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Effective as of September 1, 2008, we and Access Business Group International LLC (ABG), an affiliate of Alticor Inc. and an affiliate of our primary stockholder Pyxis Innovations Inc., amended the formerly exclusive license agreement to render the license non-exclusive, thereby generally allowing us to license our intellectual property to third parties in addition to ABG. The parties also amended the license agreement to remove the right of first negotiation, which we had granted to ABG upon entry into the license agreement, for the commercialization of all of our current and future intellectual property into products/services outside of the field of nutrigenomics and dermagenomics.

On August 17, 2006, we entered into a stock purchase agreement and further amended the note purchase agreement with Pyxis, dated October 23, 2002, to, among other things, provide for the establishment of a $14.3 million convertible credit facility with Pyxis. Subject to certain customary conditions, the agreements contemplated that we could draw down against the convertible credit facility until August 17, 2008. On June 10, 2008, we drew down $4,000,000 under the convertible credit facility, leaving $10.3 million of available credit, and issued a convertible promissory note to Pyxis in that amount. On August 12, 2008, we and Pyxis amended the agreements to extend the expiration date of the credit facility to permit borrowing at any time prior to March 31, 2009. On March 11, 2009, we entered into an amended and restated note purchase agreement, dated as of March 10, 2009, with Pyxis to extend the availability of the credit facility until March 31, 2010. In 2009, we drew down $3.0 million under this credit facility, leaving $7.3 million of remaining availability. On February 1, 2010, we drew down $2.0 million under the credit facility leaving $5.3 million of remaining availability. In addition, the credit line was extended to permit borrowing at any time prior to June 30, 2011. All such borrowing becomes due on August 16, 2011 and are convertible into shares of common stock at a conversion price equal to $5.68 per share.

On February 25, 2008, the Company entered into a research agreement (RA8) with an affiliate of Alticor, effective January 1, 2008, to expand the research being performed under its current agreements with Alticor through 2008. The Company received $1,200,000 during 2008 under the research agreement, on a time and materials basis.  On January 31, 2009, the Company entered into an amendment to the RA8. The amendment extended the term from a maximum of six months to eight months, terminating on September 30, 2009. The Company received an additional $200,316 on March 31, 2009 under the terms of the amendment to complete ongoing research. At December 31, 2009, all research agreements with Alticor were complete.

On October 26, 2009, we entered into a Merchant Network and Channel Partner Agreement with Amway Corp. d/b/a Amway Global, a subsidiary of Alticor Inc. Pursuant to this Agreement, Amway Global will sell our Inherent Health brand of genetic tests through its e-commerce Web site via a hyperlink to our e-commerce site. Amway Global will receive a commission equal to a percentage of net sales received by us from Amway Global customers. The agreement has an initial term of 12 months and is automatically renewable for successive 12-month terms. The agreement may be terminated by either party upon 120 days written notice. To date, we have paid Amway Global approximately $116,000 in commissions under this agreement.

For additional information with respect to the holdings of our primary stockholder, Pyxis Innovations Inc., see “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL 1

TO ELECT WILLIAM C. MILLS III AS A CLASS I DIRECTOR

Our Board of Directors currently consists of seven directors. Pursuant to our charter, the holders of shares of our Series A Preferred Stock are entitled to elect up to four directors to our Board of Directors (the “Series A Directors”), who are not apportioned among classes. Each of the Series A Directors is nominated and elected by Pyxis Innovations Inc., as the sole holder of shares of our Series A Preferred Stock. James M. Weaver, Glenn S. Armstrong, George D. Calvert, and Thomas R. Curran are our current Series A Directors. Our Board of Directors currently includes three directors who are not Series A Directors and who are classified into three classes as follows: (1) William C. Mills III, serves as a Class I director with a term ending at this annual meeting, (2) Lewis H. Bender serves as a Class II director with a term ending at the 2011 annual meeting, and (3) Mary E. Chowning serves as a Class III director with a term ending at the 2012 annual meeting.

The Board of Directors, upon the recommendation of the Nominating Committee, has voted to nominate Mr. Mills for election at the 2010 annual meeting for a term of three years to serve until the 2013 annual meeting, and until his successor is elected and qualified. Mr. Bender, as a Class II director, will continue to serve until the 2011 annual meeting, and Ms. Chowning, as a Class III director, will serve until the 2012 annual meeting, and, in each case, until their respective successors have been elected and qualified.

Unless authority to vote for Mr. Mills is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of Mr. Mills. In the event that the nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that Mr. Mills will be unable or unwilling to serve as a director.

A plurality of the shares voted is required to elect Mr. Mills.

The Board of Directors recommends a vote "FOR" the election of William C. Mills III as a Class I director, and proxies solicited by the Board will be voted in favor, unless a stockholder indicates otherwise on the proxy.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee of the Board has appointed Grant Thornton LLP as our independent public accountant for the fiscal year ending December 31, 2010. The Board proposes that the stockholders ratify this appointment. Grant Thornton LLP has audited the Company’s financial statements since 2002. We expect that representatives of Grant Thornton LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees And Services

The following table presents fees for professional audit services rendered by Grant Thornton, LLP for the audit of our annual financial statements for the years ended December 31, 2009 and December 31, 2008 and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2009	2008
Audit fees(1)	$238,541	$303,245
Audit related fees	41,811	—
Tax fees	—	—
All other fees(2)	7,787	7,385
Total	$288,139	$310,630

(1)
Audit fees consist of fees for professional services rendered for the audit of our annual financial statements, a review of the interim financial statements included in the quarterly reports and a review of internal controls over financial reporting (Section 404 of the Sarbanes-Oxley Act of 2002).

(2)	All other fees consist of non audit service fees paid to our audit firm and approved by our audit committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

1.           Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.           Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.           Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.           Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountant. However, the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether to retain Grant Thornton LLP as the Company’s independent public accountant. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent public accountant at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent public accountant.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent public accountant, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2011 Annual Meeting of Stockholders, stockholder proposals, including nominations for director, must be received no later than January 11, 2011. To be considered for presentation at the 2011 Annual Meeting, although not included in the proxy statement, proposals must be received no later than April 18, 2011 and not before March 19, 2011. Proposals received in a timely manner will not be voted on at the 2011 Annual Meeting. If a timely proposal is received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals and nominations for director should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Waltham, Massachusetts
April 29, 2010

Our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2009, and which provides additional information about us can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.ilgenetics.com. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Exhibits will be provided upon written request and payment of an appropriate processing fee.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000067102_1 R2.09.05.010

INTERLEUKIN GENETICS, INC.
135 Beaver Street
Waltham, MA 02452

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 17, 2010
Interleukin Genetics
BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 29, 2010 in connection with the Annual Meeting of Stockholders to be held at 10:00 am on Thursday, June 17, 2010 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, MA 02111 and hereby appoints Lewis H. Bender and Eliot M. Lurier, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Capital Stock of Interleukin Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote by telephone or internet, please read the directions on the [reverse side/following page/below].

Address Changes/Comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Mark, sign & date your proxy card & return it promptly in the enclosed envelope

0000067102_2 R2.09.05.010